As filed with the Securities and Exchange Commission on February 10, 2000.

                                                      Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SAVOIR TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                     94-2414428
----------------------------------------                -------------------
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

        254 E. Hacienda Avenue
         Campbell, California                                  95008
----------------------------------------                -------------------
        (Address of Principal                               (Zip Code)
          Executive Offices)


          SAVOIR TECHNOLOGY GROUP, INC. 1994 EMPLOYEE STOCK OPTION PLAN
          -------------------------------------------------------------
                            (Full title of the plan)

                                                              Copy to:

                 DENNIS POLK                           JORGE DEL CALVO, ESQ.
           Chief Financial Officer                 Pillsbury Madison & Sutro LLP
        Savoir Technology Group, Inc.                   2550 Hanover Street
           254 E. Hacienda Avenue                       Palo Alto, CA 94304
         Campbell, California 95008                        (650) 233-4500
               (408) 983-5950
------------------------------------------         -----------------------------
  (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Amount     Amount     Proposed Maximum      Proposed         Amount of
 Securities To       To Be      Offering Price   Maximum Aggregate  Registration
 Be Registered   Registered(1)   per Share(2)    Offering Price(2)      Fee
--------------------------------------------------------------------------------

 Common Stock,  825,000 shares       $7.20          $5,940,000        $1,425.60
$.01 par value

--------------------------------------------------------------------------------
(1)  Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 7, 2000.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


General Instruction E Information
---------------------------------

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 3, 1997 (File No. 333-30825) and August 14, 1996 (File No. 333-08989) are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

                  (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1999; and

                  (iii) The information with regard to the Registrant's capital stock contained in the Registrant's Registration Statement on Form S-2 (333-47965), filed with the Commission, including any amendments and reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on February 9, 2000.

                                 SAVOIR TECHNOLOGY GROUP, INC.



                                 By              /S/ P. SCOTT MUNRO
                                   --------------------------------------------
                                                   P. Scott Munro
                                        President, Chief Executive Officer,
                                               Secretary and Director



                                 By              /S/ DENNIS J. POLK
                                   --------------------------------------------
                                                   Dennis J. Polk
                                              Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Scott Munro and Dennis J. Polk, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                            Title                               Date
          ---------                            -----                               ----

    /S/ P. SCOTT MUNRO          President, Chief Executive Officer,           February 9, 2000
---------------------------     Secretary and Director (Principal
       P. Scott Munro           Executive Officer)

    /S/ DENNIS J. POLK          Chief Financial Officer (Principal            February 9, 2000
---------------------------     Financial and Accounting Officer)
       Dennis J. Polk

    /S/ ANGELO GUADAGNO         Director                                      February 9, 2000
---------------------------
       Angelo Guadagno

---------------------------     Director                                      February 9, 2000
        Guy M. Lammle

/S/ CARLTON J. MERTENS, II      Director                                      February 9, 2000
---------------------------
 Carlton Joseph Mertens, II

  /S/ K. WILLIAM SICKLER        Director                                      February 9, 2000
---------------------------
     K. William Sickler

---------------------------     Director                                      February 9, 2000
       J. Larry Smart

---------------------------     Director                                      February 9, 2000
     Michael N. Gunnels

                                INDEX TO EXHIBITS

Exhibit                                                          Sequentially
Number                     Exhibit                               Numbered Page
-------                    -------                               -------------

 5.1   Opinion regarding legality of securities to be offered.

 23.1   Consent of Independent Accountants.

 23.2   Consent of Pillsbury Madison & Sutro LLP
        (included in Exhibit 5.1).

 24.1   Power of Attorney (see page 3).